EXHIBIT 10.12
THIRD AMENDMENT TO THIRD AMENDED
AND RESTATED EMPLOYMENT AGREEMENT

This Third Amendment (this “Amendment”) is entered into on January 1, 2012, between CytRx Corporation, a Delaware corporation (“Employer”), and Steven A. Kriegsman (“Employee”), in order to amend that certain Third Amended and Restated Employment Agreement, made as of May 17, 2005 (the “Agreement”), between Employer and Employee, as follows:

1.           Term of Agreement.  The term “Expiration Date” set forth in Section 5 of the Agreement shall mean December 31, 2015.

2.           No Other Change. Except as set forth in this Amendment, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date set forth above.

EMPLOYER:

CytRx Corporation

By:           /s/ Max Link, Ph.D
Max Link, Ph.D.
Chairman of the Board

EMPLOYEE:
/s/ Steven A. Kriegsman
Steven A. Kriegsman